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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Crown Castle International Corp.

          We consent to the incorporation by reference to the previously filed registration statement (No. 333-74553) on Form S-1 of Crown Castle International Corp. of our report dated February 5, 1999, with respect to the statement of net assets of Powertel Tower Operations as of December 31, 1998, and the related statements of revenues and direct expenses for the year ended December 31, 1998, which report is incorporated by reference in the Form 8-K of Crown Castle International Corp. to which this consent is filed as an exhibit.


                                 /s/ KPMG LLP

Houston, TX
June 8, 1999